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                                                                    EXHIBIT 23.1

                                OTHER DOCUMENTS
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Action Products International, Inc., on Form S-3, for the registration of 441,000 shares of its common stock and to the incorporation by reference therein, and in the related prospectus, of our report dated February 1, 2002, with respect to the consolidated financial statements of Action Products International, Inc. and subsidiary included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ MOORE STEPHENS LOVELACE, P.A.


MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
Orlando, Florida
September 23, 2002